                                               AMENDED AND RESTATED
                                            INVESTMENT ADVISORY AGREEMENT

                         AGREEMENT,  made the 1st day of January,  2005,  by and
                    between  Oppenheimer  Quest  Value  Fund,  Inc.,  a Maryland corporation (hereinafter referred to as the "Company"),  and
                    OppenheimerFunds, Inc. (hereinafter referred to as "OFI").

                         WHEREAS,  the  Company  is  an  open-end,   diversified
                    management  investment  company  registered as such with the
                    Securities  and  Exchange   Commission  (the   "Commission")
                    pursuant  to  the  Investment   Company  Act  of  1940  (the
                    "Investment  Company Act"), and OFI is an investment adviser registered as such with the Commission  under the Investment
                    Advisers Act of 1940;

                         WHEREAS,  the Company desires that OFI shall act as its
                    investment adviser pursuant to this Agreement,  which amends and restates the Investment Advisory Agreement dated June 2,
                    1997, by and between the Company and OFI;

                         NOW, THEREFORE, in consideration of the mutual promises
                    and  covenants  hereinafter  set forth,  it is agreed by and between the parties, as follows:

         1.       General Provisions:
                  ------------------

                         The   Company   hereby   employs  OFI  and  OFI  hereby
                    undertakes to act as the investment  adviser of the Company, and to  perform  for  the  Company  such  other  duties  and functions  for the  period and on such terms as set forth in this  Agreement.  OFI  shall,  in all  matters,  give to the
                    Company and its Board of  Directors  (the  "Directors")  the
                    benefit   of  its  best   judgement,   effort,   advice  and
                    recommendations  and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions  of the  Investment  Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of  state  or  Federal  law;  (iii)  the  provisions  of the
                    Certificate of  Incorporation  and By-Laws of the Company as
                    amended from time to time; (iv) policies and  determinations
                    of  the  Directors;   (v)  the   fundamental   policies  and
                    investment  restrictions  as reflected  in the  registration statement of the Company under the Investment Company Act or as such policies may, from time to time, be amended and (vi)
                    the  Prospectus  and Statement of Additional  Information in
                    effect  from  time to time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation  with any of the Directors and officers of the Company  with  respect to any matters  dealing  with the business and affairs of the Company  including the valuation of portfolio  securities of the Company which are either not registered  for public sale or not traded on any  securities market.

         2.       Investment Management:
                  ---------------------

                         (a) OFI shall,  subject to the direction and control by
                    the Directors,  (i) regularly provide  investment advise and
                    recommendations   to  the  Company   with   respect  to  the
                    investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously  the investment program of the Company and the  composition of its portfolio and determine what securities shall be purchased or sold by;
                    and(iii)  arrange,  subject to the provisions of paragraph 7 hereof,  for the purchase of  securities  of the Company and the sale of  securities  and other  investments  held in the portfolio.

                         (b) Provided  that the Company shall not be required to
                    pay any compensation for services under this Agreement other than as provided by the terms of the  Agreement  and subject to the  provisions  of  paragraph  7 hereof,  OFI may obtain investment  information,  research  or  assistance  from any other person,  firm or corporation to supplement,  update or
                    otherwise   improve  its  investment   management   services
                    including  entering into sub-advisory  agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

                         (c)  Provided  that  nothing  herein shall be deemed to
                    protect  OFI from  willful  misfeasance,  bad faith or gross negligence  in the  performance  of its duties,  or reckless
                    disregard   of  its   obligations   and  duties  under  this
                    Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection  with any matters to which this Agreement relates.

                         (d) Nothing in this Agreement  shall prevent OFI or any
                    entity  controlling,  controlled by or under common  control with OFI or any officer  thereof  from acting as  investment adviser for any other person,  firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders  or employees  from buying,  selling or trading any  securities  for its or  their  own  account  or for the account  of  others  for  whom  it or  they  may be  acting, provided that such activities  will not adversely  affect or otherwise  impair the  performance  by OFI of its duties and obligations under this Agreement.

         3.       Other Duties of OFI:
                  -------------------

                         OFI shall,  at its own expense,  provide and  supervise
                    the activities of all  administrative and clerical personnel
                    as  shall  be  required  to  provide   effective   corporate
                    administration  for the Company,  including the  compilation
                    and   maintenance  of  such  records  with  respect  to  its
                    operations as may  reasonably be required;  the  preparation and filing of such reports with respect  thereto as shall be required by the Commission;  composition of periodic reports
                    with   respect  to   operations   of  the  Company  for  its
                    shareholders; composition of proxy materials for meetings of the  Company's  shareholders;  and the  composition  of such registration  statements  as may be  required by Federal and state  securities laws for continuous  public sale of Shares of the Company. OFI shall, at its own cost and expense, also provide the Company with adequate  office space,  facilities and equipment. OFI shall, at its own expenses,  provide such officers  for the  Company  as the  Board of  Directors  may request.

         4.       Allocation of Expenses:
                  ----------------------

                         All  other  costs and  expenses  (of the  Company)  not
                    expressly assumed by OFI under this Agreement, or to be paid by the  Distributor  of the Shares of the Company,  shall be paid by the  Company,  including,  but not  limited  to: (i)
                    interest,   taxes  and  governmental  fees;  (ii)  brokerage
                    commissions  and other  expenses  incurred in  acquiring  or disposing of the portfolio securities and other investments;
                    (iii)  insurance  premiums for  fidelity and other  coverage requisite to its operations;  (iv) compensation and expenses of its Directors  other than those  affiliated with OFI; (v)
                    legal and audit expenses;  (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its Shares;  (viii) expenses  incident to the issuance of its Shares against  payment  therefor by or on behalf of the subscribers thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration  under
                    Federal and state  securities  laws of Shares of the Company for public  sale;  (x)  expenses  of  printing  and  mailing reports,  notices and proxy materials to shareholders of the
                    Company;  (xi)  except as noted  above,  all other  expenses
                    incidental   to   holding    meetings   of   the   Company's
                    shareholders;  and (xii)  such  extraordinary  non-recurring expenses as may arise,  including litigation,  affecting the
                    Company thereof and any legal  obligation which the Company, may  have to  indemnify  its  officers  and  Directors  with respect  thereto.  Any  officers or  employees of OFI or any entity  controlling,  controlled by, or under common control with OFI who also serve as officers,  Directors or employees of the Company shall not receive any  compensation  from the
                    Company thereof for their services.

         5.       Compensation of OFI:
                  -------------------

                         The Company  agrees to pay OFI and OFI agrees to accept
                    as full  compensation  for the  performance of all functions and  duties  on its  part to be  performed  pursuant  to the provisions  hereof,  a fee  computed  on the total net asset value of the  Company as of the close of each  business  day and payable monthly at the annual rate set forth on Schedule
                    A hereto.

         6.       Use of Name "Oppenheimer" or "Quest ":
                  -------------------------------------

                         OFI  hereby  grants  to  the  Company  a  royalty-free,
                    non-exclusive  license  to use  the  name  "Oppenheimer"  or
                    "Quest" in the name of the Company for the  duration of this
                    Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to  protect  OFI's  rights  to  the  name
                    "Oppenheimer" or "Quest " under applicable law, such license shall  allow  OFI to  inspect,  subject  to  control  by the
                    Company's Board,  control the nature and quality of services offered  by the  Company  under  such  name  and  may,  upon termination  of this  Agreement,  be  terminated  by OFI, in which event the Company shall promptly take whatever  action may be  necessary  to change  its name and  discontinue  any further  use of the name  "Oppenheimer"  or  "Quest " in the name of the Company or otherwise. The name "Oppenheimer" and
                    "Quest" may be used or licensed  by OFI in  connection  with any of  its  activities,  or  licensed  by OFI to any  other party.

         7.       Portfolio Transactions and Brokerage:
                  ------------------------------------

                         (a)  OFI  (and  any  Sub  Advisor)  is  authorized,  in
                    arranging the purchase and sale of the portfolio  securities of the  Company  to  employ or deal  with  such  members  of securities  or  commodities  exchanges,  brokers  or dealers
                    (hereinafter   "broker-dealers"),   including   "affiliated"
                    broker-dealers  (as that term is defined  in the  Investment
                    Company  Act), as may, in its best  judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the
                    "best execution"  (prompt and reliable execution at the most
                    favorable   security  price  obtainable)  of  the  portfolio
                    transactions of the Company as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such  investment  information  or research as will be of significant  assistance to the performance by OFI of its investment management functions.

                         (b)  OFI   (and   any   Sub   Advisor)   shall   select
                    broker-dealers  to effect the portfolio  transactions of the
                    Company  on the basis of its  estimate  of their  ability to obtain best  execution of particular  and related  portfolio transactions.  The  abilities of a  broker-dealer  to obtain best execution of particular  portfolio  transaction(s) will be  judged by OFI (or any Sub  Advisor)  on the basis of all relevant factors and  considerations  including,  insofar as
                    feasible,   the  execution   capabilities  required  by  the
                    transaction or transactions;  the ability and willingness of the  broker-dealer to facilitate the portfolio  transactions of the Company by participating therein for its own account;
                    the  importance  to the  Company  of  speed,  efficiency  or confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer  for particular and related transactions of the Company.

                         (c) OFI (and any Sub Advisor) shall have discretion, in
                    the  interest of the Company,  to allocate  brokerage on the portfolio  transactions  of the  Company to  broker-dealers, other than an affiliated broker-dealers, qualified to obtain best execution of such  transactions  who provide  brokerage and/or  research  services (as such  services are defined in
                    Section 28(e)(3) of the Securities Exchange Act of 1934) for
                    the  Company  and/or  other  accounts  for  which OFI or its
                    affiliates  (or  any  Sub  Advisor)   exercise   "investment
                    discretion" (as that term is defined in Section  3(a)(35) of the  Securities  Exchange  Act of  1934)  and to  cause  the
                    Company  to  pay  such   broker-dealers   a  commission  for
                    effecting a portfolio transaction for the Company that is in excess of the  amount of  commission  another  broker-dealer adequately  qualified to effect such transaction  would have charged for effecting that  transaction,  if OFI (or any Sub
                    Advisor) determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage  and/or research services provided by such  broker-dealer  viewed in terms of either that  particular  transaction or the overall responsibilities  of OFI  or  its  affiliates  (or  any  Sub
                    Advisor)  with respect to accounts as to which they exercise investment discretion.  In reaching such determination,  OFI
                    (or any Sub  Advisor)  will  not be  required  to  place  or attempt to place a specific  dollar  value on the  brokerage and/or research  services provided or being provided by such broker-dealer.  In  demonstrating  that such  determinations were made in good faith,  OFI (and any Sub Advisor) shall be prepared to show that all  commissions  were  allocated  for purposes  contemplated  by this Agreement and that the total commissions paid by the Company over a representative period selected  by the  Company's  Directors  were  reasonable  in relation to the benefits to the Company.

                         (d)  OFI (or any  Sub  Advisor)  shall  have no duty or
                    obligation to seek advance  competitive bidding for the most favorable  commission  rate  applicable  to  any  particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the  best of its  ability,  endeavor  to be  aware of the current level of the charges of eligible  broker-dealers and
                    to  minimize  the  expense   incurred  by  the  Company  for
                    effecting   its   portfolio   transactions   to  the  extent
                    consistent with the interests and policies of the Company as established by the  determinations of the Board of Directors of the Company and the provisions of this paragraph 7.

                         (e)  The   Company   recognizes   that  an   affiliated
                    broker-dealer:  (i) may act as one of the Company's  regular brokers for the Company or a Series thereof so long as it is lawful for it so to act;  (ii) may be a major  recipient  of brokerage  commissions  paid by the  Company;  and (iii) may effect  portfolio  transactions  for the Company or a Series thereof only if the commissions,  fees or other remuneration
                    received  or  to  be  received  by  it  are   determined  in
                    accordance  with   procedures   contemplated  by  any  rule,
                    regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

         8.       Duration:
                  --------

                         This  Agreement  will take effect on the date first set
                    forth above. Unless earlier terminated pursuant to paragraph
                    10 hereof,  this Agreement  shall remain in effect from year to year,  so long as such  continuance  shall be approved at
                    least   annually  by  the  Company's   Board  of  Directors,
                    including  the vote of the majority of the  Directors of the
                    Company who are not parties to this Agreement or "interested persons" (as defined in the  Investment  Company Act) of any such  party,  cast in  person at a  meeting  called  for the purpose of voting on such  approval,  or by the holders of a
                    "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Company,  and by such a vote of the Company's Board of Directors.

         9.       Termination.
                  -----------

                         This Agreement may be terminated (i) by OFI at any time
                    without  penalty  upon  sixty  days'  written  notice to the
                    Company (which notice may be waived by the Company); or (ii)
                    by the Company at any time without  penalty upon sixty days'
                    written  notice to OFI  (which  notice may be waived by OFI)
                    provided  that  such  termination  by the  Company  shall be directed or approved by the vote of a majority of all of the
                    Directors  of the  Company  then in office or by the vote of the  holders  of a  "majority"  of  the  outstanding  voting securities  of the  Company  (as  defined in the  Investment
                    Company Act).

         10.      Assignment or Amendment:
                  -----------------------

                         This Agreement may not be amended, or the rights of OFI
                    hereunder  sold,  transferred,  pledged or  otherwise in any manner  encumbered  without the affirmative  vote or written consent of the holders of the "majority" of the  outstanding voting  securities  of the  Company.  This  Agreement  shall automatically and immediately  terminate in the event of its
                    "assignment," as defined in the Investment Company Act.

         11.      Definitions:
                  -----------

                         The  terms and  provisions  of the  Agreement  shall be
                    interpreted  and  defined  in a manner  consistent  with the provisions  and  definitions  contained  in  the  Investment
                    Company Act.

                                     Oppenheimer Quest Value Fund, Inc.

Attest:                                              By:
        ------------------------------------             --------------------
         Mitchell J. Lindauer                        Robert G. Zack, Secretary

                                                        OppenheimerFunds, Inc.

Attest:                                              By:
        ------------------------------------             ----------------------------------------------------------
         Mitchell J. Lindauer                                 Phillip Gillespie, Senior Vice President

                                                    Schedule A
                                                        To
                                           Investment Advisory Agreement
                                                      Between
                                        Oppenheimer Quest Value Fund, Inc.
                                                        and
                                              OppenheimerFunds, Inc.

-------------------------------- ---------------------------------------------------------------------------

Name of Fund                     Annual Fee as a Percentage of Average Annual Net Assets
================================ ===========================================================================
-------------------------------- ---------------------------------------------------------------------------

Oppenheimer                      0.75% of the first $200 million of average annual net assets;
Quest Value Fund, Inc.           0.72% of the next $200 million of average annual net assets;
                                 0.69% of the next $200 million of average annual net assets;
                                 0.66% of the next $200 million of average annual net assets;
                                 0.60% of the next $700 million of average annual net assets;
                                 0.58% of the next $1 billion of average annual net assets; and
                                 0.56% of average annual net assets in excess of $2.5 billion.
-------------------------------- ---------------------------------------------------------------------------